CONTACT:	Bob Leahy	Erin Reilly
	VP Finance & Operations	Investor Relations
	Brooktrout, Inc.	Brooktrout, Inc.
	(781) 433-9426	(781) 292-9378
Brooktrout Announces Agreement to be Acquired by EAS Group
Brooktrout Stockholders to Receive $13.05 per Share;
Transaction Valued at $173 Million
NEEDHAM, Mass. and HYANNIS, Mass., August 18, 2005 - Brooktrout, Inc. (NASDAQ: BRKT), a leading provider of innovative hardware and software platforms that enable applications for the New NetworkTM, announced today that it has signed a definitive agreement to be acquired by EAS Group, Inc., the privately held parent of Excel Switching Corporation.
Under the terms of the agreement, Brooktrout stockholders will receive $13.05 in cash for each share of Brooktrout common stock, representing a 38% premium over the closing price of Brooktrout common stock on August 17, 2005. The aggregate consideration to be paid to Brooktrout stockholders is approximately $173 million.
Excel is a worldwide provider of carrier-class, open services platforms, media gateways and media servers. The combination of Brooktrout and Excel is expected to create a leader in enabling technologies for both traditional and next-generation communications networks, with a broad portfolio of products and solutions to help both service provider and enterprise customers offer new applications and enhanced services, as well as cost-effective solutions for migrating to and leveraging new IP architectures. The combination of Brooktrout’s expertise in media processing, call control, signal processing, and fax communications with Excel’s multi-protocol open-services gateway and server technology, will offer customers best-in-class, integrated, multi-service platforms to enable advanced voice, speech, video, fax, and data applications and services.

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“We are pleased to announce this strategic transaction, which provides great value to our stockholders,” said Eric Giler, CEO of Brooktrout. He continued, “This transaction also offers Brooktrout a unique opportunity to better serve the current and future needs of its customers and partners.”
Marc Zionts, CEO of Excel, said, “This combination will help us create one of the largest, broadest, and deepest enabling technology product lines in the communications equipment industry. Together, Excel and Brooktrout will be better able to address customers’ needs, providing them with .a wide variety of choice from a single, world-class vendor. Our increased scale will hasten the development of new features and platforms and better serve the efforts of our partners to quickly and efficiently bring new products and services to market.”
Management of Brooktrout will remain committed to working diligently to meet all customer needs. Following the closing, Mr. Zionts will serve as CEO of both Brooktrout and Excel.
The transaction will be financed through a combination of equity contributed by investors in EAS Group including Oak Investment Partners, TowerBrook Investors, L.P., and Anshutz Investment Company, with debt financing provided by Comerica Bank. The board of directors of Brooktrout has approved the transaction and recommended to Brooktrout’s stockholders that they adopt the agreement. The transaction is subject to various conditions, including approval by the stockholders of Brooktrout and other customary closing conditions. A special meeting of Brooktrout’s stockholders will be scheduled as soon as practicable following the preparation and filing of proxy materials with the SEC.
EAS Group’s investors include Oak Investment Partners, TowerBrook Investors, L.P., and Anshutz Investment Company. Jefferies Broadview, a division of Jefferies & Company, Inc., acted as financial advisor to Brooktrout. Morgan Stanley & Co. Incorporated, acted as financial advisor to EAS Group. Wilmer Cutler Pickering Hale and Dorr LLP acted as legal advisor to Brooktrout, and McDermott Will & Emery LLP acted as legal advisor to EAS Group.

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Conference Call
Brooktrout will host a conference call today, August 18, 2005, at 10 a.m. Eastern Time to discuss the transaction. The dial-in number for participants is 973-409-9254, with verbal password “Brook”. The conference call will be simultaneously broadcast live over the Internet. Anyone interested in listening to this teleconference can do so by logging onto the Brooktrout, Inc. website at http://www.brooktrout.com/investor.
For those who cannot access the live broadcast, a replay will be available on the overview page of the website for five business days following the presentation and will be archived in the Multimedia section of the website thereafter. Following the live broadcast, a telephone replay will also be available at 1-973-341-3080, passcode #6397370 until midnight Eastern Time on Friday, August 19, 2005.
About Brooktrout
Brooktrout, Inc., headquartered in Needham, MA, delivers communications hardware and software products that enable applications for the New NetworkTM — a Network born through the marriage of the telephone and data networks. Brooktrout, Inc.’s mission is to collaborate with its partners so they can bring innovative solutions to market quickly, increase business and expand into new markets. Brooktrout believes that a solid focus on customers, significant first-to-market products and key acquisitions are making it a partner of choice for today’s hottest communications service and enterprise application providers. Brooktrout, Inc. is traded publicly on NASDAQ under the symbol BRKT. For more information, visit http://www.brooktrout.com/investor.
About Brooktrout Technology
Brooktrout Technology is a leading supplier of media processing, network interface, call control and signal processing products that enable the development of applications, systems and services for both the New Network™ (packet-based) and the traditional telephone (TDM) network. The company’s strategy is to partner with our customers and collaborate closely with them to help accelerate their delivery of new applications and services, increase their existing business, and

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expand into new markets. For more information, visit http://www.brooktrout.com. Brooktrout Technology is a subsidiary of Brooktrout, Inc. (NASDAQ: BRKT).
Brooktrout and the New Network are trademarks or registered trademarks of Brooktrout, Inc. All other trademarks are the property of their respective owners.
About Excel Switching Corporation
Founded in 1988, Excel Switching Corporation is a leading provider of carrier-class media gateways, media servers, signaling gateways, and enhanced service platforms for original equipment manufacturers, value-added resellers, and service providers. As a profitable company with more than 8,500 systems deployed in more than 80 countries, Excel addresses carrier needs for profitable applications by delivering a family of platforms that bridge fixed, mobile, and IP networks, thereby lowering costs, improving call quality, and simplifying network operations. By working closely with its partners, Excel supplies service providers with highly reliable, localized solutions designed to meet their immediate and future needs. For more information, visit www.ExcelSwitching.com.
Important Additional Information Will be Filed with the SEC
Brooktrout plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. The Proxy Statement will contain important information about Brooktrout, the transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Brooktrout through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from Brooktrout by contacting Investor Relations, Brooktrout Inc., 250 First Avenue, Needham, MA 02494-2814, or by telephone at (781) 292-9378.
Brooktrout and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Brooktrout’s directors and executive officers is contained in Brooktrout’s Annual Report on Form 10-K for the year ended December 31, 2004 and its proxy statement

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dated March 30, 2005, both of which are filed with the SEC. A more complete description will be available in the Proxy Statement.
Cautionary Note Regarding Forward-Looking Statements
Statements in this press release regarding the proposed transaction, the expected completion of the transaction and other statements about expectations, beliefs, goals, plans and prospectus constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the ability to consummate the proposed transaction due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing of the proposed transaction, the ability to recognize the benefits of the transaction, intense competition in Brooktrout’s industry, changes in government regulation, failure to manage the integration of Brooktrout and Excel, and other risks that are described in Brooktrout’s Annual Report on Form 10-K for the year ended December 31, 2004 and its quarterly report on Form 10-Q for the quarter ended June 30, 2005. In addition, any forward-looking statements represent Brooktrout’s estimates only as of today and should not be relied upon as representing Brooktrout’s estimates as of any subsequent date. Brooktrout’s disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release, except as required by law.
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